EXHIBIT 4.1

FORM OF CERTIFICATE FOR
8.250% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES

Number _________	____________ Shares
CUSIP 49803T201

SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS

KITE REALTY GROUP TRUST

a Real Estate Investment Trust Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NONASSESSABLE 8.250%  SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES, LIQUIDATION PREFERENCE $25.00 PER SHARE, $0.01 PAR VALUE PER SHARE, OF

KITE REALTY GROUP TRUST

(the “Trust”), transferable on the books of the Trust by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the declaration of trust of the Trust (the “Declaration of Trust”) and the Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Dated:

Secretary	President

Countersigned and Registered:

_______________________
Transfer Agent and Registrar

KITE REALTY GROUP TRUST

                The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	-as tenants in common -as tenants by the entireties -as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT-	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act of (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Zip Code, of Assignee)

8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, $0.01 par value per share, of the Trust represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated:

X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed
By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

 The Trust will furnish to any Shareholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, and terms and conditions of redemption of the shares of each class which the Trust is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class which the Trust is authorized to issue in series, to the extent they have been set, and of the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of a preferred or special class of shares.  Such request may be made to the secretary of the Trust or to its transfer agent.

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer.  Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 7 percent (in value or number of shares) of the outstanding Common Shares, other than (A) an Excepted Holder, or (B) a Designated Investment Entity; (ii) no Person may Beneficially Own or Constructively Own Preferred Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding shares of such class or series of Preferred Shares of the Trust; (iii) no Excepted Holder may Beneficially Own or Constructively Own Common Shares in excess of the Excepted Holder Limit for such Excepted Holder, as set forth in the Trust’s Declaration of Trust; (iv) no Designated Investment Entity may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding Common Shares of the Trust; (v) no Person may Beneficially Own Shares that would result in the Trust being “closely held” under Section 856(h) of the Internal Revenue Code of 1986 (the “Code”) or otherwise cause the Trust to fail to qualify as a real estate investment trust under the Code; and (vi) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons.  Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the limitations set forth in the Trust’s Declaration of Trust must immediately notify the Trust.  If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries.  In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.  A Person who attempts to Beneficially Own or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares.  All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.